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                                                                  EXHIBIT 10.118



HBO LOGO


                                                          As of February 1, 1999


American Artists Film Corp.
Embassy Row
Building 600, Suite 250
6600 Peachtree/Dunwoody Road
Atlanta, GA 30328

Attention:        Renee Bishop

                                 RE: "MIRACLES"

Gentlepersons:

         We refer to the Development Agreement between American Artists Film Corp. ("Producer") and Home Box Office, a Division of Time Warner Entertainment Company, L.P. ("HBO"), dated as of October 5, 1998, in connection with the above-referenced program (the "Agreement"). All terms used herein that are defined in the Agreement shall have the same meanings herein as in the Agreement.

         Producer and HBO have agreed to amend the Agreement and the purpose of this letter agreement (the "Amendment") is to set forth our mutual agreement with respect to such Amendment.

         For good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Producer and HBO agree to amend the Agreement as follows:

         1. Producer will prepare and deliver to HBO on or before April 30, 1999, for HBO's approval in its sole discretion (a) additional research materials (the "Additional Research"); (b) a treatment incorporating the Additional Research; (c) a production budget; and (d) a shooting schedule (collectively, the "Additional Development Materials") in connection with the Program.

         2. The term of the Option is hereby extended and will end three (3) months following HBO's receipt of the final Additional Development Materials.

         3. Paragraph 3 of the Agreement is hereby amended and in addition to the compensation set forth therein, HBO shall pay Producer the sum of $37,376 (which sum shall be credited against the license fee in the event HBO exercises the Option).


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         Payment will be made as follows: (a) 50% immediately; and (b) 50%
within ten (10) days after the later of (i) execution and delivery of this Amendment; and (ii) delivery to HBO of the Additional Development Materials.

         4. The Additional Development Materials shall be deemed part of the Development Materials for all purposes whatsoever.

         Except as amended hereby, all other terms of the Agreement shall remain unaltered and in full force and effect.

         If the foregoing correctly sets forth our understanding, please execute in the spaces provided below and return all enclosed copies of this Amendment to HBO. Upon execution by HBO, this Amendment shall be effective as of the date hereof.

                                      Very truly yours,

                                      HOME BOX OFFICE, a
                                      Division of Time Warner
                                      Entertainment Company, L.P.

                                      By:  /s/ Sharon Werner
                                        ----------------------------------------
                                      Title: Vice President

Accepted and agreed to as of
the date first written above:

AMERICAN ARTISTS FILM CORP.


By:   /s/ J. Eric Van Atta
------------------------------------
Title: Vice President

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